To The Board of Directors

Navitone Technologies, Inc. and Subsidiary

Consent of Independent Accountants

Navitone Technologies, Inc

Audited Financial Statements

December 31, 2005 and 2004

We consent to the incorporation in the Annual Report of Navitone Technologies, Inc on Form 10-K of our report dated March 15, 2006 on our audit of the financial statements of Navitone Technologies, Inc. and Subsidiaries as of December 31, 2005 and 2004, and for the years then ended, which our reports are incorporated in the Form 10-KSB.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

March 30, 2006